Exhibit 10.3

FIRST AMENDMENT dated as of October 24, 2013 (this “Amendment Agreement”) to the Term Loan Credit Agreement, dated as of July 11, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), among Fidelity National Financial, Inc. (the “Borrower”), the several lenders from time to time party thereto, Bank of America, N.A., as administrative agent (the “Administrative Agent”), and the other agents parties thereto. Unless otherwise defined herein, terms defined in the Amended Credit Agreement (as defined below) and used herein shall have the meanings given to them in the Amended Credit Agreement.

WHEREAS, the Borrower has requested an amendment to the Existing Credit Agreement pursuant to which certain provisions of the Existing Credit Agreement, including certain conditions precedent to borrowing, a financial covenant and certain definitions relating to the Lion Transaction, will be amended; and

WHEREAS, in order to effect the foregoing, the Borrower and the other parties hereto desire to amend, as of the First Amendment Effective Date (as defined below), the Existing Credit Agreement and to enter into certain other agreements set forth herein, in each case subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendment of the Existing Credit Agreement. Effective as of the First Amendment Effective Date, the Existing Credit Agreement is hereby amended (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicating textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto. Except as set forth above, all schedules and exhibits to the Existing Credit Agreement, in the forms thereof in effect immediately prior to the First Amendment Effective Date, will continue to be schedules and exhibits to the Amended Credit Agreement.

Section 2. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment Agreement, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a) (i) The Borrower has all requisite power and authority to execute, deliver and perform its obligations under this Amendment Agreement, (ii) this Amendment Agreement has been duly executed and delivered by the Borrower, and (iii) this Amendment Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws and general equitable principles.

(b) As of the First Amendment Effective Date, no Default shall exist, or would result from this Amendment Agreement or any transactions contemplated hereby to occur on the First Amendment Effective Date.

(c) Each of the representations and warranties of the Borrower contained in Article V of the Amended Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

Section 3. Effectiveness of this Amendment Agreement and the Amended Credit Agreement. The effectiveness of this Amendment Agreement and the amendment of the Existing Credit Agreement set forth herein is subject to the satisfaction of the following conditions precedent (the date on which all of such conditions shall first be satisfied (or waived), which in the case of clause (b) may be substantially concurrent with the satisfaction of the other conditions specified below, the “First Amendment Effective Date”):

(a) The Administrative Agent’s receipt of the following:

(i) duly executed counterparts hereof that, when taken together, bear the signatures of the Borrower, the Required Lenders and the Administrative Agent;

(ii) a certificate signed by a Responsible Officer of the Borrower certifying as to the matters set forth in Section 2(b) and 2(c) hereof; and

(b) The Borrower shall have paid, subject to the limitations set forth in Section 10.04 of the Amended Credit Agreement and to the extent invoiced at least three Business Days prior to the First Amendment Effective Date, the reasonable out-of-pocket expenses of the Administrative Agent and Arrangers in connection with this Amendment Agreement, including the reasonable and documented out-of-pocket fees and expenses of one counsel (including any local counsel) for the Administrative Agent and the Arrangers, taken as a whole.

(c) The First Amendment Effective Date shall have occurred on or before October 24, 2013.

Section 4. Effect of Amendment. (a) Except as expressly set forth herein or in the Amended Credit Agreement, this Amendment Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Existing Credit Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or of any other Loan Document, all of which, subject to the terms of the Amended Credit Agreement, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the First Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall be deemed a reference to the Amended Credit Agreement. This Amendment Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

Section 5. Governing Law. THIS AMENDMENT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. THIS AGREEMENT HAS BEEN ENTERED INTO PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 6. Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment Agreement by facsimile or electronic transmission (including in “.pdf” or “.tif” format) shall be as effective as delivery of a manually executed counterpart hereof.

Section 7. Headings. The headings of this Amendment Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their respective duly authorized officers or representatives as of the day and year first above written.

FIDELITY NATIONAL FINANCIAL, INC.

By:	/s/ Brent B. Bickett
	Name:	Brent B. Bickett
	Title:	Executive Vice President, Corporate Finance

BANK OF AMERICA, N.A., as Administrative Agent and Lender

By:	/s/ Jason Cassity
	Name:	Jason Cassity
	Title:	Director

SIGNATURE PAGE TO AMENDMENT

Name of Lender:	JPMORGAN CHASE BANK, N.A.

Aggregate amount of outstanding Loans:

$87,500,000

By:	/s/ Richard Barracato
	Name:	Richard Barracato
	Title:	Vice President

[Signature Page to Term Loan Amendment]

SIGNATURE PAGE TO AMENDMENT

Name of Lender:	U.S. Bank, NA

Aggregate amount of outstanding Loans:

$87,500,000

By:	/s/ James Cooper
	Name:	James Cooper
	Title:	Senior Vice President

Second signature (if required):

By:
Name:
Title:

[Signature Page to Term Loan Amendment]

SIGNATURE PAGE TO AMENDMENT

Name of Lender:	WELLS FARGO BANK, NA

Aggregate amount of outstanding Term Loan Commitment:

$87,500,000

By:	/s/ Grainne M. Pergolini
	Name:	Grainne M. Pergolini
	Title:	Director

Second signature (if required):

By:
Name:
Title:

[Signature Page to Term Loan Amendment]

SIGNATURE PAGE TO AMENDMENT

Name of Lender:	BMO Harris Bank N.A.

Aggregate amount of outstanding Loans:

$62,500,000.00

By:	/s/ Sean T. Ball
	Name:	Sean T. Ball
	Title:	Vice President

[Signature Page to Term Loan Amendment]

SIGNATURE PAGE TO AMENDMENT

Name of Lender:	CitiBank, N.A.

Aggregate amount of outstanding Loans Commitments:

$62,500,000

By:	/s/ Robert Porwick
	Name:	Robert Porwick
	Title:	Director, CitiBank, N.A.

Second signature (if required):

By:
Name:
Title:

[Signature Page to Term Loan Amendment]

SIGNATURE PAGE TO AMENDMENT

Name of Lender:	Fifth Third Bank, An Ohio Banking Corporation

Aggregate amount of outstanding Loans:

$62,500,000.00

By:	/s/ John A. Marian
	Name:	John A. Marian
	Title:	Vice President

Second signature (if required):

By:
Name:
Title:

[Signature Page to Term Loan Amendment]

SIGNATURE PAGE TO AMENDMENT

Name of Lender:	PNC Bank, National Association

Aggregate amount of existing Term Loan Commitments:

$62,500,000

By:	/s/ Gustavus A. Bahr
	Name:	Gustavus A. Bahr
	Title:	Senior Vice President

Second signature (if required):

By:
Name:
Title:

[Signature Page to Term Loan Amendment]

SIGNATURE PAGE TO AMENDMENT

Name of Lender:	RBS Citizens, N.A.

Aggregate amount of outstanding Loans:

$62,500,000

By:	/s/ Mike Jones
	Name:	Mike Jones
	Title:	VP

Second signature (if required):

By:
Name:
Title:

[Signature Page to Term Loan Amendment]

SIGNATURE PAGE TO AMENDMENT

Name of Lender:	Regions Bank

Aggregate amount of outstanding Loans:

$62,500,000

By:	/s/ Gregory H. Jones
	Name:	Gregory H. Jones
	Title:	Senior Vice President

Second signature (if required):

By:
Name:
Title:

[Signature Page to Term Loan Amendment]

SIGNATURE PAGE TO AMENDMENT

Name of Lender:	Union Bank N.A.

Aggregate amount of outstanding Loans:

$62,500,000.00

By:	/s/ Lyle Bower
	Name:	Lyle Bower
	Title:	Vice President

Second signature (if required):

By:
Name:
Title:

[Signature Page to Term Loan Amendment]

SIGNATURE PAGE TO TERM LOAN - AMENDMENT

Name of Lender:	COMERICA BANK

Aggregate amount of outstanding TERM Loan Commitments:

$50,000,000 (FIFTY MILLION US DOLLARS)

By:	/s/ Thomas M. Hicks
Name:	Thomas M. Hicks
Title:	Vice President
Date:	October 24, 2013

SIGNATURE PAGE TO AMENDMENT

Name of Lender:	Compass Bank

Aggregate amount of outstanding Loans:

$50,000,000.00

By:	/s/ Susana Campuzano
	Name:	Susana Campuzano
	Title:	Senior Vice President

[Signature Page to Term Loan Amendment]

SIGNATURE PAGE TO AMENDMENT

Name of Lender:	Capital One, N.A.

Aggregate amount of outstanding Loans:

$40,000,000.00

By:	/s/ David Mahen
	Name:	David Mahen
	Title:	SVP

Second signature (if required):

By:
Name:
Title:

[Signature Page to Term Loan Amendment]

SIGNATURE PAGE TO AMENDMENT

Name of Lender:	KEYBANK NATIONAL ASSOCIATION

Aggregate amount of outstanding Loans:

$35,000,000

By:	/s/ James Cribbet
	Name:	James Cribbet
	Title:	Senior Vice President

Second signature (if required):

By:
Name:
Title:

[Signature Page to Term Loan Amendment]

SIGNATURE PAGE TO AMENDMENT

Name of Lender:	Chang Hwa Commercial Bank, Ltd., New York Branch

Aggregate amount of outstanding Loans:

$20,000,000

By:	/s/ Eric Y.S. Tsai
	Name:	Eric Y.S. Tsai
	Title:	Vice President & General Manager

Second signature (if required):

By:
Name:
Title:

[Signature Page to Term Loan Amendment]

SIGNATURE PAGE TO AMENDMENT

Name of Lender:	BOKF N.A. d/b/a Bank of Texas

Aggregate amount of outstanding Loans:

$15,000,000

By:	/s/ J. Patrick Brockette
	Name:	J. Patrick Brockette
	Title:	Senior Vice President

Second signature (if required):

By:
Name:
Title:

[Signature Page to Term Loan Amendment]

SIGNATURE PAGE TO AMENDMENT

Name of Lender:	Bank of Hawaii

Aggregate amount of outstanding Loans:

$10,000,000

By:	/s/ Donovan Koki
	Name:	Donovan Koki
	Title:	SVP

Second signature (if required):

By:
Name:
Title:

[Signature Page to Term Loan Amendment]

SIGNATURE PAGE TO AMENDMENT

Name of Lender:	HUA NAN COMMERCIAL BANK, LTD. NEW YORK AGENCY

Aggregate amount of outstanding Loans:

$10,000,000.00

By:	/s/ Shu-Fei (Sophia) Lin
	Name:	Shu-Fei (Sophia) Lin
	Title:	Vice President & General Manager

Second signature (if required):

By:
Name:
Title:

[Signature Page to Term Loan Amendment]

Exhibit A

Amendments to Credit Agreement

[Following page]

Exhibit A

Published CUSIP Number: 31620KAF7

Deal CUSIP Number: 31620KAE0

TERM LOAN CREDIT AGREEMENT

Dated as of July 11, 2013

among

FIDELITY NATIONAL FINANCIAL, INC.,

as the Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent,

JPMORGAN CHASE BANK, N.A.,

U.S. BANK NATIONAL ASSOCIATION,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents,

and

BANK OF THE WEST

BMO HARRIS BANK N.A.

CITIBANK, N.A.

FIFTH THIRD BANK

REGIONS BANK

UNION BANK, N.A.

PNC BANK NATIONAL ASSOCIATION

RBS CITIZENS, N.A.,

as Co-Documentation Agents

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

J.P. MORGAN SECURITIES LLC,

U.S. BANK NATIONAL ASSOCIATION,

WELLS FARGO SECURITIES, LLC,

as

Joint Lead Arrangers and Joint Book Managers

TERM LOAN CREDIT AGREEMENT

This TERM LOAN CREDIT AGREEMENT (“Agreement”) is entered into as of July 11, 2013, among FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent.

WHEREAS, the Borrower intends to acquire (the “Lion Acquisition~~”), indirectly, with Thomas H. Lee Partners L.P. and certain potential additional investors, if any (together with affiliates of such investors and funds managed or advised by such investors or their respective affiliates, the “Sponsors~~”), through a newly formed direct or indirect Subsidiary of the Borrower (“Newco”) and Lion Merger Sub, Inc. (“Merger Sub”), a newly formed Subsidiary of Newco, Lender Processing Services, Inc., a Delaware corporation (the “Acquired Company”)~~.~~;

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of May 28, 2013 (including that certain consent, dated on or about the First Amendment Effective Date, in substantially the form previously submitted to the Administrative Agent, the “Lion Acquisition Agreement”), among the Borrower, Merger Sub and the Acquired Company, Merger Sub will merge with and into the Acquired Company, with the Acquired Company surviving as a wholly-owned Subsidiary of Newco~~.~~;

WHEREAS, following the consummation of the Lion Acquisition, Newco will form Newco LLC and contribute the Acquired Company (and/or certain of its Subsidiaries) and the Equity Interests comprising the business of ServiceLink to Newco LLC, each of which will assume from Newco a portion of the Mirror Notes;

WHEREAS, the Borrower has requested that the Lenders extend credit in the form of term loans in an aggregate principal amount of $1,100,000,000 on the Funding Date in connection with the Lion Acquisition~~.~~;

WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein~~.~~;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired Company” has the meaning specified in the introductory statements to this Agreement.

“Acquired Company Credit Facility” means the credit facilities made available under that certain Amended and Restated Credit Agreement, dated as of August 18, 2011, as amended as of October 19, 2012, among the Acquired Company, the lenders party thereto and JP Morgan Chase Bank, N.A., as administrative agent.

“Acquired Company Material Adverse Effect” means any change, effect, event, occurrence, circumstance or state of facts that, individually or in the aggregate with all other changes, effects, events, occurrences, circumstances and states of fact, (1) is or would reasonably be expected to be

1

or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2012, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Contribution” means the contribution on or about the Lion Acquisition Closing Date by the Borrower to Newco of common stock and cash on hand of the Borrower and its Subsidiaries in an aggregate amount of up to approximately $1,450,000,000, but in any event in a sufficient amount to pay the aggregate consideration required to be paid in the Lion Acquisition.

“Borrowing” means a borrowing consisting of Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Bridge Commitment Letter” means that certain Commitment Letter dated as of October 24, 2013 among Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JP Morgan Chase Bank, N.A., J.P. Morgan Securities LLC and the Borrower.

“Bridge Loan” means that certain short-term Indebtedness incurred by the Borrower to finance a portion of Lion Acquisition in an aggregate amount of up to $800,000,000 with a term of not more than three Business Days, to be made on or about the Lion Acquisition Closing Date as contemplated by the Bridge Commitment Letter.

“Bridge Mirror Loan” means the loan made on or about the Lion Acquisition Closing Date by the Borrower to Newco in an aggregate amount of up to $800,000,000.

“Contingent Obligation” means (without duplication), as to any Person, any direct or indirect liability of that Person, with or without recourse, guaranteeing or intended to guarantee any Indebtedness, lease, dividend or other monetary obligation (the “primary obligations”) of another Person (the “primary obligor”) in any manner, including any obligation of that Person (a) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (b) to advance or provide funds for the payment or discharge of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof, including indebtedness under any letter of credit issued to provide credit support on behalf of the primary obligor to the holder of the primary obligations. The amount of any Contingent Obligation shall be deemed equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or (y) the amount of the guaranty if limited in amount or, if not stated or if indeterminable or unlimited in amount, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith. If the Contingent Obligation is limited to recourse against particular assets, the amount of the Contingent Obligation shall be deemed to be the lesser of the above and the fair market value of the applicable assets. Notwithstanding the foregoing, the term “Contingent Obligation” shall not include (a) endorsements of instruments for deposit or collection in the ordinary course of business, and (b) obligations of any Insurance Subsidiary under Insurance Contracts, Reinsurance Agreements and Retrocession Agreements (but not including any of the foregoing that constitutes financial reinsurance).

“Continuing Director” means, at any date, an individual (a) who is a member of the Board of Directors of the Borrower on the Closing Date, (b) who, as at such date, has been a member of such Board of Directors for at least the 12 preceding months (or, for the period comprising the first 12 months after the Closing Date, has been a member of the Board of Directors at least since the Closing Date), or (c) who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contributions” means, collectively, (a) the Borrower Contribution~~,~~ and (b) the ~~contribution on or about the Lion Acquisition Closing Date by the Borrower to Newco of the equity interests comprising the “ServiceLink” business and (c) the purchase for cash on or about the Lion Acquisition Closing Date by the Sponsors from Newco of shares of common stock or other ownership interests of Newco in an aggregate amount of up to 49.9% of the aggregate ownership interests of Newco.~~ServiceLink Contribution.

“Control” has the meaning specified in the definition of “Affiliate”.

“Convertible Indebtedness” means unsecured convertible Indebtedness of the Borrower, including such Indebtedness that is convertible (whether after the satisfaction of any one or more conditions or otherwise) into any combination of shares of Capital Stock and/or cash.

“Fidelity Newport” means Fidelity Newport Holdings, LLC, a Delaware corporation, which owns 100% of the Equity Interests of American Blue Ribbon Holdings, LLC, a Delaware limited liability company.

“First Amendment Effective Date” means the date of effectiveness of that certain First Amendment dated as of October 24, 2013 to this Agreement.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fortuna” means Fortuna Service Company, LLC, a California limited liability company.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Date” means a date in which all conditions precedent in Section 4.02 are satisfied or waived in accordance with Section 10.01.

“GAAP” means, subject to Section 1.03, generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments or incurred in connection with bankers’ acceptances, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

“Information” has the meaning specified in Section 10.07.

“Initial Mirror Loan” means the loan made on or about the Lion Acquisition Closing Date by the Borrower to Newco in an aggregate amount of up to $1,420,000,000 (or any other increased amount necessary to consummate the Lion Transactions).

“Insurance Code” means, with respect to any insurance company, the insurance code of its state of domicile and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Insurance Code shall be construed to also refer to successor sections.

“Insurance Contract” means any insurance contract or policy issued by an Insurance Subsidiary but shall not include any Reinsurance Agreement or Retrocession Agreement.

“Insurance Subsidiary” means each Subsidiary of the Borrower identified as an Insurance Subsidiary (including Subsidiaries of such Subsidiary) on Schedule 5.14 and each other Subsidiary (including Subsidiaries of such Subsidiary) from time to time in the insurance business as certified by the Borrower in writing to the Administrative Agent.

“Intercompany Note” means that certain intercompany note issued by Newco, in exchange for part of the additional cash from the Borrower to Newco and the Borrower Contribution, to the Borrower in an aggregate principal amount of approximately $875,000,000.

“Interest Expense” means, for any period, the amount of interest expense of the Borrower (excluding any of its Subsidiaries) during such period determined in accordance with GAAP.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice, or such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) (A) no Interest Period shall extend beyond the Maturity Date.

substantially the same economic effect as any of the foregoing, but excluding any interests of a lessor under any operating leases).

“Lion Acquisition” has the meaning specified in the introductory statements to this Agreement.

“Lion Acquisition Agreement” has the meaning specified in the introductory statements to this Agreement.

“Lion Acquisition Agreement Representations” means the representations relating to the Acquired Company and its Subsidiaries and its businesses in the Lion Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower or any of its Subsidiaries has the right to terminate its obligations under the Lion Acquisition Agreement, or to decline to consummate the Lion Acquisition pursuant to the Lion Acquisition Agreement, as a result of a breach of such representations in the Lion Acquisition Agreement.

“Lion Acquisition Closing Date” means the date on which the Lion Acquisition is consummated.

“Lion Notes” means those certain 5.75% Senior Notes due 2023 of the Acquired Company, in the original aggregate principal amount of $600,000,000, issued pursuant to an Indenture, dated as of October 12, 2012, among the Acquired Company, certain of its subsidiaries and U.S. Bank National Association, as trustee.

“Lion Notes Guarantee” means the guarantee by the Borrower of the Lion Notes pursuant to a supplemental indenture dated on or about the Lion Acquisition Closing Date.

“Lion Transactions” means, collectively, the Lion Acquisition, the making of the Mirror ~~Loan~~Loans and the application of the proceeds thereof, the issuance of the Mirror ~~Note~~Notes, the distribution of the Intercompany Note, the effectiveness of the Lion Notes Guarantee, the making of the Contributions, the incurrence and issuance of new term loans, bridge loans and/or notes in connection with the Lion Acquisition, the redemption of any Lion Notes pursuant to a change of control offer in connection with the Lion Acquisition, the consummation of the Refinancing, the payment of any related costs and expenses and the other transactions relating thereto disclosed by the Borrower to the Lead Arrangers prior to the ~~Closing~~First Amendment Effective Date; provided that after giving effect to each such transaction, Newco shall remain a Subsidiary of the Borrower.

“Loan” has the meaning specified in Section 2.01.

“Loan Documents” means this Agreement, each Note, the Fee Letter and all other documents executed and delivered by the Borrower to the Administrative Agent or any Lender in connection herewith.

“Loan Notice” means a notice of (a) the Borrowing, (b) a conversion of Loans from one Type to the other or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party.

“Material Insurance Subsidiary” means a Material Subsidiary that is also an Insurance Subsidiary.

“Material Subsidiary” means, at any time, (a) each Subsidiary of the Borrower identified as a Material Subsidiary on Schedule 5.14 and (b) each other Subsidiary having (on a consolidated basis with its Subsidiaries) at such time either (i) total (gross) revenues for the Test Period in excess of 5% of the total (gross) revenues of the Borrower and its Subsidiaries for such Test Period or (ii) total assets, as of the last day of the preceding fiscal quarter, having a net book value in excess of 5% of the total assets of the Borrower and its Subsidiaries as of such day, in each case, based upon the Borrower’s most recent annual or quarterly financial statements delivered to the Administrative Agent under Section 6.01.

“Maturity Date” means the date that is five years from the Funding Date; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 10.09.

“Merger Sub” has the meaning specified in the introductory statements to this Agreement.

~~“Mirror Loan” means the loan made on or about the Lion Acquisition Closing Date by the Borrower to Newco in an aggregate amount of approximately $1,420,000,000 (or any other increased amount necessary to consummate the Lion Transactions).~~

“Mirror Loans” means the Initial Mirror Loan and the Bridge Mirror Loan.

“Mirror ~~Note~~Notes” means the intercompany ~~note~~notes issued by Newco to the Borrower evidencing the Mirror ~~Loan~~Loans.

“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as a joint lead arranger and a joint book manager.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto, or in absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.

“Net Disposition Proceeds” means, as to any Disposition by a Person, proceeds in cash as and when received by such Person, net of (a) the direct costs relating to such Disposition excluding amounts payable to such Person or any Affiliate of such Person, (b) the amount of all taxes paid or reasonably estimated to be payable by such Person in connection therewith, but including the excess, if any, of the estimated taxes payable in connection with such Disposition over the actual amount of taxes paid, immediately after the payment of such taxes, (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition, and (d) the amount of any reasonable reserve established in accordance with GAAP (i) in respect of adjustments in the sale price of the asset which is the subject of such Disposition and (ii) against any liabilities (other than any taxes deducted pursuant to clause (b) above) associated with the assets sold or disposed of and retained by the Borrower or any of its Subsidiaries (provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Disposition Proceeds realized on the date of such reduction).

“Net Income” means, for any period, (a) for the Borrower’s Subsidiaries which are non-Insurance Subsidiaries, the net income of such non-Insurance Subsidiaries from continuing operations before extraordinary items (excluding from the calculation of net income gains and losses from Dispositions of assets) for that period and (b) for purposes of Section 7.09(a), the net income of the Borrower and its Subsidiaries from continuing operations before extraordinary items (excluding from the calculation of net income (x) gains and losses from Dispositions of assets and (y) any net income attributable to any noncontrolling interest) for that period.

“Net Worth” means, at any time, the sum of all amounts (without duplication) which, in accordance with GAAP, would be included in the Borrower’s total equity (excluding (x) unrealized gains or losses recorded pursuant to FAS 115 and (y) for purposes of Section 7.09(a) only, the Net Worth attributable to any noncontrolling interest) as required to be reported in the Borrower’s then most recent consolidated balance sheet required to be delivered to the Administrative Agent pursuant to this Agreement.

“Newco” has the meaning specified in the introductory statements to this Agreement.

“Newco LLC” means Black Knight Financial Services I, LLC and Black Knight Financial Services II, LLC, limited liability companies organized under the laws of the State of Delaware formed by Newco.

“Non-Consenting Lender” means any Lender (i) that does not approve any consent, waiver or amendment that (A) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (B) has been approved by the Required Lenders or (ii) that prohibits an Acquisition by the Borrower or a Subsidiary by the exercise of clause (c) of the definition of “Permitted Acquisition”, which Acquisition would otherwise be a Permitted Acquisition.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Removal Effective Date” has the meaning specified in Section 9.06(b).

“Remy” means Remy International, Inc., a Delaware corporation.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, at any time, Lenders having Loans (and, prior to the making of the Loans on the Funding Date, Commitments) representing more than 50% of the Aggregate Loans outstanding (and, prior to the making of the Loans on the Funding Date, the Aggregate Commitments) of all Lenders. The Loan of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resignation Effective Date” has the meaning specified in Section 9.06(a).

“Responsible Officer” means the chief executive officer, president, executive vice presidents, chief financial officer, treasurer, controller, secretary or assistant secretary of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

“Restricted Payments” has the meaning specified in Section 7.06.

“Retrocession Agreement” means any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sanctions” has the meaning specified in Section 5.23(a).

“SAP” means, as to any insurance company, the statutory accounting practices prescribed or permitted by the Department, or in the event that the Department fails to prescribe or address such practices, NAIC guidelines.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securitization Vehicle” means one or more special purpose vehicles that are, directly or indirectly, wholly-owned Subsidiaries of the Borrower and are Persons organized for the limited purpose of entering into a Permitted Accounts Securitization and whose structure is designed to insulate such vehicle from the credit risk of the Borrower and its other Subsidiaries.

“ServiceLink Contribution” means the contribution on or about the Lion Acquisition Closing Date by the Borrower to Newco of the Equity Interests comprising the business of ServiceLink.

“ServiceLink” means ServiceLink, Inc., a Delaware corporation.

“Solvent” means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 548 of the Bankruptcy Code of the United States and for purposes of the New York Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Specified Financial Statements” means, collectively, (a) audited consolidated balance sheets of each of the Borrower and the Acquired Company and related consolidated statements of income or operations, shareholders’ equity and cash flows, for each of the three most recently completed fiscal years ended at least 90 days before the Lion Acquisition Closing Date, including, an unqualified audit report thereon; (b) unaudited consolidated balance sheets of each of the Borrower and the Acquired Company and related consolidated statements of income or operations, shareholders’ equity and cash flows for each subsequent fiscal quarter and for the elapsed interim period following the last completed fiscal year and for the comparable periods of the prior fiscal year (the “Quarterly Financial Statements”) and (c) a pro forma consolidated balance sheet and related consolidated statement of income or operations of the Borrower for the last completed fiscal year and for the latest interim period covered by the Quarterly Financial Statements, in each case after giving effect to the Lion Transactions (the “Pro Forma Financial Statements”), all of which financial statements shall be prepared in accordance with generally accepted accounting principles in the United States and meet the requirements of Regulation S-X under the Securities Act of 1933 (the “Securities Act”), as amended and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under the Securities Act on Form S-3; provided that financial statements of the Acquired Company and Pro Forma Financial Statements shall only be provided to the extent required by Rule 3-05 and Article 11 of Regulation S-X.

“Specified Representations” means the representations and warranties set forth in Sections 5.01(a) (as it relates to the Borrower only) and (b)(ii) (as it relates to the Borrower only), 5.02 (other than clauses (b) and (c) thereof), 5.04, 5.15, 5.17 (solely as it relates to the Act) and 5.18 (determined on a pro forma basis after giving effect to the Lion Transactions).

~~“Sponsors” has the meaning specified in the introductory statements to this Agreement.~~

“Strategic Investment Subsidiaries” means any Person in which the Borrower or any Subsidiary (a) owns a minority Investment on the Closing Date or (b) acquires a minority Investment after the Closing Date, in each case at such time as such Person becomes a Subsidiary and, subject to Section 6.12, solely for so long as such Person continues to be a Subsidiary, including but not limited to, Remy, Fidelity Newport and Ceridian Corporation to the extent they become Subsidiaries. Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, (i) the only representations and warranties made herein with respect to the Subsidiaries of the Borrower that shall apply to the Strategic Investment Subsidiaries and their respective Subsidiaries are the representations and warranties made in Section 5.05 and Section 5.14 hereof, (ii) the only covenants made herein with respect to the Subsidiaries of the Borrower in Articles VI and Articles VII hereof that shall apply to the Strategic Investment Subsidiaries and their respective Subsidiaries are the the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Test Period” means, for any determination under this Agreement, (a) for any Person which becomes a Subsidiary pursuant to an Acquisition, (i) during the fiscal year of the Borrower during which such Acquisition is consummated, the period beginning on the first day of such fiscal year and ending on the last day of the fiscal quarter of the Borrower then last ended and (ii) at all times after the end of the fiscal year of the Borrower during which such Acquisition is consummated, the four consecutive fiscal quarters of the Borrower then last ended and (b) for the Borrower and any other Subsidiary, the four consecutive fiscal quarters of the Borrower then last ended.

“Total Capitalization” means, at any time, the sum of Net Worth and Total Debt (without giving effect to the proviso at the end of such definition).

“Total Debt” means, at any time, (a) with respect to the Borrower and its Subsidiaries (including, for the avoidance of doubt, any Strategic Investment Subsidiary and its Subsidiaries at the time of determination) the sum, without duplication, of (i) Applicable Debt at such time, (ii) non-contingent reimbursement or payment obligations in respect of the items referred to in clause (b) of the definition of “Indebtedness” contained in this Agreement at such time, and (iii) Contingent Obligations in respect of Applicable Debt of another Person at such time, minus (b) Non-Recourse Debt of the Designated Subsidiaries; provided that solely for purposes of Section 7.09(b)(x) and (to the extent the end of any fiscal quarter occurs during the term of the Bridge Loan) (y)(ii), Total Debt shall exclude the aggregate principal amount of the Bridge Loan.

“Total Debt to Total Capitalization Ratio” means, at any time, the ratio of Total Debt to Total Capitalization at such time.

“Transferred Assets” has the meaning specified in the definition of “Permitted Accounts Securitization”.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code of New York.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets as of the most recent valuation date with respect to which a valuation is available at the time of determination, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

(i) a Loan Notice in accordance with the requirements hereof requesting the Loans on the Funding Date; and

(ii) a closing certificate executed by a Responsible Officer of the Borrower as of or about the Funding Date, certifying as to (x) the charter, bylaws or other applicable organizational documents of the Borrower and (y) (a) the resolutions or other corporate action of the Borrower authorizing the execution and performance of, and (b) the incumbency and specimen signature of each officer of the Borrower executing this Agreement and the other Loan Documents to which the Borrower is a party, or, if reasonably acceptable to the Administrative Agent, a certification by a Responsible Officer that such documents in these clauses (x) and (y) delivered in connection with the certificate set forth in Section 4.01(a)(iii) remain in full force and effect and have not been amended, modified, revoked or rescinded since the Closing Date, as applicable;

(c) The Lion Acquisition shall have been, or shall concurrently with the Borrowing be, consummated in accordance with the terms of the Lion Acquisition Agreement, without giving effect to any alteration, amendment, change, supplement, waiver or consent thereto or thereunder that is materially adverse to the Lenders and the Arrangers, unless consented to by the Lead Arrangers~~.~~; it being understood and agreed that the consent, dated on or about the First Amendment Effective Date, in substantially the form previously submitted to the Administrative Agent, shall not be deemed to be an alteration, amendment, change, supplement, waiver or consent that is materially adverse to the Lenders or the Arrangers.

(d) The Lead Arrangers shall have received the Specified Financial Statements (it being understood and agreed that the Borrower’s and the Acquired Company’s public filing of any financial statements set forth in clauses (a) and (b) of the definition thereof with the SEC shall satisfy the requirements of this clause (d) with respect thereto) (it being understood and agreed that the Lead Arrangers will make available such Specified Financial Statements to the Lenders in accordance with the final paragraph of Section 6.02).

(e) (x) All fees required to be paid to the Administrative Agent, the Arrangers and the Lenders by the Borrower on or before the Lion Acquisition Closing Date in connection with the Lion Transactions shall have been paid, including to MLPFS, for the account of each Lender, (i) the Commitment Fee and (ii) a mutually agreed upfront fee equal to the number of basis points on such Lender’s Commitments as was paid on the Closing Date (but, in the case of such upfront fee payable pursuant to this clause (x), multiplied by the principal amount of the Loan funded by such Lender on the Funding Date), in each case as of the Funding Date and (y) all expenses required to be paid or reimbursed to the Administrative Agent and the Arrangers shall have been paid or reimbursed to the extent, in the case of this subclause (y), invoiced at least two (2) Business Days in advance of the Lion Acquisition Closing Date.

(f) The Lead Arrangers shall have received satisfactory evidence of the consummation of the ~~Contributions~~Borrower Contribution (or, in lieu thereof, a cash contribution of at least the same amount by the Borrower) and the ServiceLink Contribution, the making of the Mirror ~~Loan~~Loans, the issuance of the Mirror ~~Note~~Notes, the distribution of the Intercompany Note, the effectiveness of the Lion Notes Guarantee and the consummation of the Refinancing.

(g) Since March 31, 2013, there shall have been no Acquired Company Material Adverse Effect.

(e) grant any security, collateral or guaranty to secure payment of such Public Debenture, unless, to the extent such grant is made by the Borrower, the Administrative Agent, for the benefit of the Banks, is granted, on a pari-passu basis, the identical security, collateral or guaranty to secure payment of the Obligations.

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest on any Loan, or any Commitment Fee or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Borrower or any Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a)(i), 6.09, 6.12 or Article VII applicable to it; or

(c) Other Defaults. The Borrower or any Subsidiary fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Lender; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any Subsidiary herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness incurred pursuant to (x) the Public Debentures, ~~or~~ (y) the Bridge Loan, or (z) any other Indebtedness or Contingent Obligation (other than Indebtedness hereunder, Indebtedness under Swap Contracts, Indebtedness permitted under Section 7.04(m), intercompany accounts payable, and Capital Lease Liabilities or purchase money Indebtedness with respect to which a bona fide dispute exists which is being actively contested by the Borrower or the applicable Subsidiary) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than 3% of Net Worth as of the fiscal quarter immediately preceding any such failure, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Indebtedness or Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer (other than any change of control offer made or required to be made in respect of the Lion Notes as a result of the Lion Acquisition or the other Lion Transactions) to repurchase,